Exhibit 32.1

CERTIFICATION

     Pursuant to 18U.S.C.Section 1350, the undersigned officers of  Ocean Bio-Chem, Inc. (the "Company"), hereby certify that the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents,  in all material respects, the financial condition and results of operation of the Company.

Dated:  August 13, 2010
/s/ Peter G. Dornau
Peter G. Dornau
Chairman of the Board and Chief Executive Officer

/s/ Jeffrey S. Barocas
Jeffrey S. Barocas
Chief Finanial Officer